SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023

Ilustrato Pictures International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56487	27-2450645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Broadway, Suite 934 New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 917-522-3202

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 1.01 Entry Into A Material Definitive Agreement

As previously disclosed, on January 18, 2023, Quality Industrial Corp. (“QIND”), a subsidiary to Ilustrato Pictures International Inc. (“ILUS”), entered into a definitive stock purchase agreement (the “QI Purchase Agreement”) with Gerab National Enterprises LLC and Mr. Saseendran Kodapully Ramakrishnan, (together, the “QI Shareholders”) of Quality International Co Ltd FZC, a United Arab Emirates company (“Quality International”), in order to purchase 52% of the shares of Quality International (the “QI Shares”) from the QI Shareholders. Quality International manufactures custom solutions for businesses operating in the oil and gas, energy, water desalination, wastewater, offshore and public safety sectors. Thereafter, on July 31, 2023, the parties to the QI Purchase Agreement entered into an amendment to the QI Purchase Agreement (the “Amended QI Purchase Agreement”) in order to revise the payment schedule for the QI Shares, which had previously become effective on March 31, 2023.

On August 21. 2023, QIND entered into a shares subscription and buy-back agreement (the “Subscription Buy-Back Agreement”) with Ilustrato Pictures International Inc. (“ILUS”), the parent company of Quality Industrial Corp., Quality International, Mr. Saseendran Kodapully Ramakrishnan, (each a “Guarantor” and collectively, the “Guarantors”) and Artelliq Software Trading (“Artelliq”), pursuant to which QIND agreed to issue 6,410,971 common shares (the “Subscription Shares”) to Artelliq in exchange for USD 2,000,000, or AED 7,340,000 at an agreed upon exchange rate of 1 USD to 3.672 AED.

In accordance with the Amended QI Purchase Agreement and the payment schedule therein, on the same date as the issuance and subscription, QIND shall immediately buy back all Subscription Shares from Artelliq for the amount of USD 2,398,693 or AED 8,808,000, payable prior to the first anniversary of the Subscription Buy-Back Agreement, provided however, that Artelliq may in its sole discretion demand that QIND buy-back the Subscription Shares immediately upon the occurrence of any of the events of default described in section 4.1 of the Subscription Buy-Back Agreement. Furthermore, QIND has committed to pay Artelliq monthly installments of USD 33,333.33 or AED 122,400.00, and/or daily installments of USD 1,111.11 or AED 4,080.00 throughout the duration of the Subscription Buy-Back Agreement. These installments shall accumulate daily and be payable monthly, in arrears, on the last working day of each month.

The proceeds from the Subscription Shares are to enable QIND to discharge a part of its obligations under Section 2.1 of the Amended QI Purchase Agreement. Furthermore, the issuance and subscription of the Subscription Shares rely on the warranties provided by Company and the Guarantors as detailed in the Subscription Buy-Back Agreement and corresponding guarantee and indemnity agreement, dated August 21, 2023 (the “Guarantee & Indemnity Agreement”).

The foregoing description of the Subscription Buy-Back Agreement and Guarantee & Indemnity Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1 and 10.2 respectively, which are incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Subscription Buy-Back Agreement, dated as of August 21, 2023, by and between Quality Industrial Corp., Ilustrato Pictures International Inc., Quality International Co Ltd FZC, Mr. Saseendran Kodapully Ramakrishnan and Artelliq Software Trading.
10.2	Guarantee & Indemnity Agreement dated as of August 21, 2023, by and between Quality Industrial Corp., Ilustrato Pictures International Inc., Quality International Co Ltd FZC, Mr. Saseendran Kodapully Ramakrishnan and Artelliq Software Trading.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ilustrato Pictures International, Inc.

/s/ Nicolas Link

Nicolas Link, CEO

Date: August 25, 2023

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